UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	April 28, 2006

CONTANGO OIL & GAS COMPANY

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-16317	95-4079863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 BUFFALO SPEEDWAY, SUITE 960

HOUSTON, TEXAS 77098

(Address of principal executive offices)

(713) 960-1901

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 28, 2006, Contango STEP, LP (“STEP”), a subsidiary of Contango Oil & Gas Company (“Contango”), entered into a Purchase and Sale Agreement (the “Agreement”) with Rosetta Resources Operating LP (“Rosetta”) pursuant to which STEP sold to Rosetta, effective April 1, 2006, substantially all of its onshore producing Texas and Alabama natural gas and oil interests for an aggregate adjusted purchase price of approximately $11.1 million. The sold properties had net reserves of approximately 203 Mbbl of oil and 656 MMcf of gas, or 1.9 Bcfe.

The sale of an additional two wells to Rosetta for an aggregate purchase price of approximately $0.4 million pursuant to the Agreement is contingent upon the receipt of third party consents to the transfer of such wells.

The above description is a summary and is qualified in its entirety by the terms of the Agreement, which will be filed as an exhibit to Contango’s Quarterly Report on Form 10-Q for the period ending March 31, 2006.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(b)	Pro Forma Financial Information

Unaudited pro forma consolidated statements of operations for the year ended June 30, 2005 and for the six months ended December 31, 2005 and condensed consolidated balance sheets as of December 31, 2005 are filed as Exhibit 99.1 and incorporated by reference herein.

(c)	Exhibits

Exhibit No.	Description of Document
99.1	Unaudited pro forma consolidated statements of operations for the year ended June 30, 2005 and for the six months ended December 31, 2005 and condensed consolidated balance sheets as of December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2006

CONTANGO OIL & GAS COMPANY

By:	/s/ KENNETH R. PEAK
Kenneth R. Peak
Chairman and Chief Executive Officer

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